Exhibit 99.2

Consolidated Financial Statements (Unaudited)

Group DCA, Inc.

As of September 30, 2010 and for the Nine Months Ended September 30, 2010 and 2009

Group DCA, Inc.
Consolidated Financial Statements (Unaudited)
As of September 30, 2010 and for the Nine Months Ended September 30, 2010 and 2009

Contents

Consolidated Balance Sheet (Unaudited)                                                                                                                                3

Consolidated Statements of Operations (Unaudited)                                                                                                            4

Consolidated Statements of Cash Flows (Unaudited)                                                                                                           5

Notes to Consolidated Financial Statements (Unaudited)                                                                                                    6

GROUP DCA, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2010 (unaudited)

September 30,
2010

ASSETS
Current assets:
Cash and cash equivalents	$76,979
Accounts receivable	3,066,525
Due from stockholder	66,881
Deferred contract costs	238,062
Prepaid expenses	144,571
Total current assets	3,593,018
Property and equipment, net	881,525
Due from stockholder, net of current portion	320,068
Other long-term assets	147,526
Total assets	$4,942,137

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Bank credit line	$1,200,000
Accounts payable and accrued expenses	2,545,913
Deferred rent obligation	14,853
Deferred revenue	13,683,305
Total current liabilities	17,444,071
Deferred rent obligation, net of current portion	337,400
Total liabilities	17,781,471

Stockholders’ deficit:
Common stock, $.0001 par value; 20,000,000 shares authorized;
10,130,750 shares issued and 8,630,750 outstanding	1,013
Additional paid-in capital	308,957
Accumulated deficit	(11,999,304)
Treasury stock, at cost (1,500,000 shares)	(1,150,000)
Total stockholders' deficit	(12,839,334)
Total liabilities and stockholders' deficit	$4,942,137

GROUP DCA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2010 and 2009 (unaudited)

	Nine Months Ended
	September 30,
	2010	2009

Revenue, net	$10,464,276	$11,895,005
Cost of revenue	7,702,947	8,493,132
Gross profit	2,761,329	3,401,873

Salaries and employee benefits	2,406,450	2,300,930
Other selling, general and administrative expenses	2,702,153	2,278,710
Total operating expenses	5,108,603	4,579,640
Operating loss	(2,347,274)	(1,177,767)

Other income (expense), net	(5,985)	(49,303)
Loss before provision for taxes	(2,353,259)	(1,227,070)
Provision for taxes	1,407	7,032
Net loss	$(2,354,666)	$(1,234,102)

GROUP DCA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2010 and 2009 (unaudited)

	Nine Months Ended
	September 30,
	2010	2009

Cash flows from operating activities
Net loss	$(2,354,666)	$(1,234,102)
Adjustment to reconcile net loss to
net cash provided by operating activities:
Depreciation and amortization	249,079	212,227
Stock option expense	5,996	13,256
Deferred rent expense	(11,141)	20,361
Other changes in assets and liabilities:
Decrease in accounts receivable	2,025,001	143,434
Decrease in prepaid expenses	34,467	21,431
Decrease in deferred contract costs	1,377,324	397,236
(Increase) decrease in other long-term assets	(5,000)	8,249
Decrease in accounts payable and accrued expenses	(274,851)	(1,714,892)
Increase in deferred revenue	582,948	2,541,015
Net cash provided by operating activities	1,629,157	408,215

Cash flows from investing activities
Purchase of property, plant and equipment	(150,282)	(282,995)
Net cash used in financing activities	(150,282)	(282,995)

Cash flows from financing activities
Repayment of note due from stockholder	49,951	70,000
Issuance of common stock	32,850	-
Net proceeds (repayment) of bank credit line	25,000	(550,000)
Repayment of note payable to stockholder	(86,250)	(258,750)
Distributions to stockholders	(1,533,958)	(718,000)
Net cash used in financing activities	(1,512,407)	(1,456,750)

Net decrease in cash and cash equivalents	(33,532)	(1,331,531)
Cash and cash equivalents - beginning	110,511	1,427,334
Cash and cash equivalents - ending	$76,979	$95,803

Supplementary information
Cash paid during the year:
Interest paid	$15,857	$39,382
Income taxes paid	$3,670	$5,450

Group DCA Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
September 30, 2010 and 2009

1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Group DCA Inc. (the “Company”) is a Delaware corporation and has its principal place of business at 800 Lanidex Plaza, Parsippany, NJ 07054.  The Company is an e-Communications firm providing educational and marketing programs to the healthcare community on behalf of its pharmaceutical and biotechnology clients.

Graphic Details, LLC, Insight Exchange, LLC, and Park Street Research, LLC, (collectively the “Subsidiaries”) are wholly owned subsidiaries of the Company and provide specialized promotional, educational, and market research services, respectively.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements and related notes (the interim financial statements) should be read in conjunction with the consolidated financial statements of the Company and related notes as included in the Company’s audited consolidated financial statements for the year ended December 31, 2009.

Basis of Accounting

Assets and liabilities are recorded and revenues and expenses are recognized on the accrual basis of accounting.

Principles of Consolidation

The interim financial statements include the accounts of Group DCA, Inc. and its subsidiaries: Graphic Details, LLC, Insight Exchange, LLC and Park Street Research, LLC.  All material intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue consists primarily of fees for providing promotional, research, and educational programs for clients.

Revenue from contracts associated with the delivery of a tangible product is generally recognized when such products are completed and title is passed to the customer.  Service revenue is deferred and recognized as revenue on a straight-line basis over the service period.  The service period is defined as the period of time over which the on-line marketing content is substantially delivered to the customer’s target audience. For service offerings where no contractual service period is defined within the arrangement, the Company records revenue over the estimated length of time in months of the program based on the recent historical performance of similar on-line marketing programs.

Group DCA Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
September 30, 2010 and 2009

Pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605-25-05, “Revenue Arrangements with Multiple Deliverables”, the Company evaluates multiple-element revenue arrangements for separate units of accounting, and follows the appropriate revenue recognition policy applicable to each separate unit.  Elements are considered separate units of accounting provided that (i) the delivered item has stand-alone value to the customer, (ii) there is objective and reliable evidence of the fair value of the delivered item, and (iii) if a general right of return exists relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially within the control of the Company.

For arrangements with multiple elements, the Company allocates revenue to each element using vendor specific objective evidence, if it exists, and otherwise third party evidence of the fair value of the deliverables. Under arrangements involving a combination of the sale of products and the delivery of services, assuming the multiple-element criteria can be established, product sales are recognized as revenue when the products are sold and title is passed to the customer, and service revenue is recognized on a straight-line basis over the service period. If the multiple-element criteria for separate accounting cannot be established, the delivered element is combined with the undelivered element and revenue is deferred and recognized upon delivery of the undelivered element in accordance with the revenue recognition policy of the undelivered element.

While the majority of the Company’s sales transactions contain standard business terms and conditions, there are some transactions that contain non-standard business terms and conditions. As a result, significant contract interpretation is sometimes required to determine the appropriate accounting including: (1) whether an arrangement exists and what is included in the arrangement; (2) how the arrangement consideration should be allocated among the deliverables if there are multiple deliverables; (3) when to recognize net revenues on the deliverables; and (4) whether undelivered elements are essential to the functionality of delivered elements. In addition, our revenue recognition policy requires an assessment as to whether collection is probable, which inherently requires us to evaluate the creditworthiness of our customers. Changes in judgments on these assumptions and estimates could materially impact the timing of revenue recognition.

Deferred Revenue

Customers are invoiced according to agreed upon billing terms.  Contracts that are invoiced prior to performance of related services or delivery of products are recorded as deferred revenue and are not recognized as revenues until earned, in accordance with revenue recognition policies.

Income Taxes

The Company has elected to be taxed under subchapter “S” of the Internal Revenue Code and files with its wholly-owned single member limited liability company subsidiaries on a consolidated basis.  The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for federal income taxes has been included in the consolidated financial statements.  The elections are also valid for state purposes; however, certain states impose certain minimum taxes and fees which accounted for approximately $1,407 and $7,032 for the nine-month periods ended September 30, 2010 and 2009, respectively, and are included in the provision for income taxes in the accompanying consolidated statement of operations.

Group DCA Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
September 30, 2010 and 2009

Deferred Contract Costs

Direct costs related to customer contracts are deferred and recognized ratably with the respective contract revenue.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Significant estimates include recognition of deferred revenue, accrued liabilities, and useful lives assigned to property and equipment. Actual results could differ from those estimates.

The Company has recently determined that portions of certain transactions may be subject to sales tax. As part of the assessment, the Company has retained outside consultants to help determine the applicability of the various state sales tax rules, and the overall amount of the potential exposure, including the potential tax, interest and penalties, if any. The Company is currently unable to determine if it will be able recover any significant portion of such taxes from other parties to these transactions. Additionally, the Company is unaware of any amounts that may have been paid by other parties to the transactions which could potentially reduce the exposure. Accordingly, while the Company has not yet completed its assessment, based on information that is currently available, the Company has recorded a reserve of approximately $950,000 at September 30, 2010, of which approximately $80,000 and $270,000 relate to the nine months ended September 30, 2010 and 2009, respectively, and is recorded in cost of revenue.

Fair Value Disclosures

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, short term borrowings and debt approximate their fair values because of the relative short-term maturity of these instruments.

New Accounting Pronouncements

In October 2009, the FASB issued guidance on revenue recognition for multiple-deliverable revenue arrangements.  This guidance establishes a new selling price hierarchy to use when allocating the sales price of a multiple element arrangement between delivered and undelivered elements.  The standard is generally expected to result in revenue recognition for more delivered elements than under current rules.  The Company is required to adopt this standard prospectively for new or materially modified agreements entered into on or after January 1, 2011.  The Company is evaluating the impact of this guidance.

The Company is not aware of any other pronouncements, not yet adopted, that would have a material effect on its prospective financial statements.

Group DCA Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
September 30, 2010 and 2009

2.     Related Party Transactions

Due from stockholder consists of an unsecured promissory note. The note is due in quarterly installments of $20,171 including interest at 3.35% and matures December 31, 2015.  For the nine months ended September 30, 2010 and 2009 interest income totaled $10,936 and $23, respectively, and is included in other income in the accompanying consolidated statement of operations.

In March 2007, the Company entered into a stock redemption agreement with a former stockholder.  Interest expense on this note payable amounted to $15,857 and $39,382 for the nine months ended September 30, 2010 and 2009, respectively.

3.      Bank Credit Line and Note Payable

The Company maintains a revolving line of credit with a financial institution with a credit limit of $1.5 million that expires on May 31, 2011.  The balance at September 30, 2010 is $1.2 million.  Interest only is payable monthly at BBA LIBOR daily floating rate plus 3.25% (3.76% at September 30, 2010).  The loan is secured by the assets of the Company, secured by certain real property of the stockholders, and personally guaranteed by the stockholders.

4.	Stock Option Plan

The Company has a stock option plan (the “Option Plan”) that provides for the granting of share options and shares in the Company to employees and consultants.  General awards under the Option Plan consist of a specified number of options awarded to an employee or consultant subject to the satisfaction of various vesting conditions determined and specified by the Company at the time of the award.  The Company has reserved one million shares for issuance upon exercise of options and contingent awards.

In 2009, the Company awarded 18,787 options under the Option Plan.  The options were awarded with an exercise price of $2.50 in 2009. In 2010, 130,750 options were exercised and 141,709 options were forfeited. As of September 30, 2010 there were 513,505 options outstanding and no options available for future grant as the Option Plan was terminated on February 8, 2010.

The exercise price of a share option is to be established by the Company in its discretion, but may not be less than the fair value, as determined through historical transactions or an annual valuation, of a share as of the date of grant.  Share options, subject to certain restrictions, may be exercisable for a defined period of time from the date of the grant after full vesting occurs. Upon termination of employment any unvested options are immediately cancelled and available for future grants, while vested options are exercisable for a defined period.  The vesting period for awards is to be established by the Company in its discretion on the date of grant.  The various grants vest over periods from immediate vesting up to 4 years.

5.	Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date through the date of January 18, 2011, which is the date the financial statements were available to be issued.

Group DCA Inc. and Subsidiaries
Notes to Unaudited Consolidated Financial Statements
September 30, 2010 and 2009

On November 3, 2010, Group DCA, LLC, a Delaware limited liability company, JD & RL, Inc., a Delaware corporation (the “Seller”) and the sole member of Group DCA, LLC, Robert O. Likoff, individually and as the representative of Seller and the stockholders of Seller, and Jack Davis, individually, entered into a Membership Interest Purchase Agreement (the “Agreement”) pursuant to which PDI, Inc. (the “Acquirer”) acquired all of the issued and outstanding membership interests of Group DCA, LLC. Prior to completing the transaction, the Company converted from an S-Corp to a limited liability company, changing its legal name from Group DCA, Inc. to Group DCA, LLC. As of the acquisition date, the Acquirer had no prior material relationship with any of the parties to the Agreement.